Exhibit 99
News Release

CONTACT:

Sears Public Relations And Communications

(847) 286-8371

FOR IMMEDIATE RELEASE

Sears Reports Lower Than Expected Third Quarter EPS of $0.59

               Provision Increase Leads to Revised 2002 Outlook

    HOFFMAN ESTATES, Ill., Oct. 17 /PRNewswire-FirstCall/ -- Sears, Roebuck
and Co. (NYSE: S) today reported third quarter 2002 net income of $189 million, or $0.59 per share, a 26 percent decrease from the prior year third quarter earnings of $0.80 per share.  These results reflect a $222 million increase in the domestic provision for uncollectible accounts.

    2002 Outlook
    Sears has reduced its 2002 full-year outlook for comparable earnings per share to $4.86 per share, a 15 percent increase over the prior year amount of
$4.22.  The company had previously expected comparable earnings per share of
$5.15 for 2002, or a 22 percent increase.  The company continues to expect comparable earnings increases in the low- to mid-thirty percent range in its retail and related services segment.  The company now expects its credit and financial products segment to report a low- to mid-single digit decrease in comparable earnings for the year.
    "On October 7, in conjunction with discussing the change in management of our Credit and Financial Products business, we reaffirmed our previous earnings guidance for the year," said Chairman and Chief Executive Officer
Alan J. Lacy.  "Today's revision to that guidance reflects additional increases in the allowance for uncollectible accounts as a result of analysis over the past week.  However, the credit business remains highly profitable, and I have complete confidence in our credit strategy and the management team."

    Retail and Related Services
    Retail and Related Services operating income decreased to $42 million from
$82 million in the prior year.
    Revenues for the third quarter of 2002 were $7.26 billion or 0.7 percent
below last year's third quarter revenues of $7.31 billion.   Sales increases
in direct to customer resulting from the company's acquisition of Lands' End, product repair services, dealer stores and hardware stores were more than offset by revenue declines in the full-line stores.
    The decrease in full-line store sales reflects the significant store disruption from the implementation of strategic initiatives.  Softline revenues declined as a result of lower apparel sales and exits from the custom window treatment and installed floor covering businesses.  Hardline revenues also declined in the third quarter with increases in home appliance sales being offset by decreases in home office, home electronics and home improvement.
    Retail and Related Services gross margin rate improved by 180 basis points to 27.5 percent.  Full-line hardlines businesses, and all other retail formats, as well as the inclusion of Lands' End, contributed to the margin improvement.  Softlines margin declined 120 basis points in the quarter primarily due to increased promotional activity.
    Selling and administrative spending was 8 percent higher than third quarter 2001 primarily due to the addition of Lands' End's selling and administrative expenses since the third quarter of last year.  Selling and administrative expenses were 24.1 percent of sales compared with 22.2 percent last year, reflecting decreased expense leverage in a slower sales environment.

    Credit and Financial Products
    Credit and Financial Products' operating income was $284 million, down
28 percent compared to the prior year, as favorable funding costs and higher revenues were offset by higher provision and selling and administrative expenses.
    Third quarter domestic Credit and Financial Products revenues increased
4 percent from a year ago to $1.4 billion, due primarily to higher average receivable balance growth.  Credit receivables at the end of the third quarter grew 11.5 percent over the prior year to $29.3 billion.
    Funding costs declined by $89 million or 26.0 percent from last year's quarter due to a favorable interest rate environment.
    The domestic provision for uncollectible accounts increased $222 million over the prior year period due to a $189 million increase to the allowance for uncollectible accounts.  The allowance increase reflects receivables growth, recent increases in charge-off trends and a cautious economic outlook for the remainder of the year. The net charge-off rate for the quarter decreased to
5.55 percent from 5.62 percent last year, reflecting increased charge-offs offset by the effect of receivables growth.
    Year-over-year delinquencies declined 17 basis points from 7.41 percent to
7.24 percent, benefiting from the aforementioned effect of receivables growth.
The domestic allowance for uncollectible accounts of $1.6 billion is
5.57 percent of ending credit receivables compared with 5.10 percent at the end of last quarter.

    Sears Canada
    Sears Canada's operating income of $8 million compares with an operating loss of $4 million in last year's third quarter.  The $12 million profit improvement is primarily related to gross margin rate expansion partially offset by decreased revenues.  Sears Canada revenue decreased 4.9 percent to
$954 million in the third quarter of 2002, in part due to a 1.2 percent decline in the value of the Canadian dollar relative to the U.S. dollar.

    Corporate and Other
    Segment operating loss for the quarter of $59 million improved from last year's operating loss of $80 million.  Revenues from the home improvement services businesses included in the Corporate and Other segment decreased by
16 percent to $91 million primarily due to the sale of the Sears Termite and
Pest Control business in the last half of 2001.  The decline in revenue was offset by an improvement in margin rate for the home improvement businesses.
In addition selling and administrative expenses declined due primarily to lower costs related to the implementation of strategic initiatives.

    Forward-Looking Statements
    This release contains guidance on 2002 comparable earnings per share, which is a forward-looking statement based on assumptions about the future that are subject to risks and uncertainties, such as competitive conditions in retail; changes in consumer confidence and spending; changes in interest rates; delinquency and charge-off trends in the credit card receivables portfolio; continued consumer acceptance of the Sears Gold MasterCard Program;
the successful execution of and customer reactions to Sears' Full-line store strategy and other performance improvement initiatives; Sears' ability to integrate and operate Lands' End successfully; anticipated cash flow; labor unrest on the West Coast;  the possibility of increased hostilities in the
Middle East;  general economic conditions and normal business uncertainty.  In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty.  While the company believes its forecasts and assumptions are reasonable, it cautions that actual results may differ materially. The company intends these forward-looking statements to speak only as of the time of this presentation and does not undertake to update or revise them as more information becomes available.

    About Sears
    Sears, Roebuck and Co. is a broadline retailer with significant service and credit businesses. In 2001, the company's annual revenue was more than
$41 billion.  The company offers its wide range of apparel, home and automotive products and services to families in the U.S. through Sears stores nationwide, including approximately 870 full-line stores. Sears also offers a variety of merchandise and services through its Web site, http://www.sears.com/ .  In
June 2002, Sears acquired Lands' End, a direct merchant of traditionally styled, classic Lands' End clothing offered to customers around the world through regular mailings of its specialty catalogs and online at
http://www.landsend.com/ .

    SEARS, ROEBUCK AND CO.
    CONSOLIDATED INCOME

                            For the 13 Weeks Ended   For the 39 Weeks Ended
                            September 28, 2002 and   September 28, 2002 and
                              September 29, 2001       September 29, 2001
       (millions, except
        earnings per common
        share)               2002    2001  % Change   2002     2001   % Change

    REVENUES
      Merchandise sales
       and services         $8,239  $8,348   -1.3%  $24,639  $24,936    -1.2%
      Credit and
       financial products
       revenues              1,430   1,382    3.5%    4,209    3,834     9.8%
         Total revenues      9,669   9,730   -0.6%   28,848   28,770     0.3%

    COSTS AND EXPENSES
      Cost of sales,
       buying and
       occupancy             5,934   6,178   -3.9%   17,902   18,453    -3.0%
      Selling and
       administrative        2,340   2,197    6.5%    6,637    6,484     2.4%
      Provision for
       uncollectible
       accounts                603     377   59.9%    1,685      929    81.4%
      Provision for
       previously
       securitized
       receivables               -       -      -         -      522  -100.0%
      Depreciation and
       amortization            219     209    4.8%      650      649     0.2%
      Interest                 298     378  -21.2%      866    1,094   -20.8%
      Special charges and
       impairments               -       -      -       111      287       -
        Total costs and
         expenses            9,394   9,339    0.6%   27,851   28,418    -2.0%

    Operating income           275     391  -29.7%      997      352   183.2%
    Other income, net           10      22               98       30       -

    Income before income
     taxes and
     minority interest         285     413  -31.0%    1,095      382   186.6%

    Income taxes               (94)   (150)            (382)    (136)  180.9%

    Minority interest           (2)     (1)              23       (5)      -

    Income before cumulative
     effect of accounting
     change                    189     262  -27.9%      736      241   205.4%

    Cumulative effect of
     change in accounting
     for goodwill              -       -        -      (208)       -       -

    NET INCOME                $189    $262             $528     $241

    EARNINGS PER COMMON SHARE

      Basic
        Earnings per share
         before cumulative
         effect of a change
         in accounting
         principle           $0.60   $0.81            $2.32    $0.74   213.5%

        Cumulative effect of
         change in accounting
         for goodwill         $-      $-             $(0.66)    $-         -

          Earning per share  $0.60   $0.81  -25.9%    $1.66    $0.74   124.3%

      Diluted
        Earnings per share
         before cumulative
         effect of a change
         in accounting
         principle            $0.59   $0.80            $2.29    $0.73   213.7%

        Cumulative effect
         of change in
         accounting for
         goodwill               $-      $-            $(0.65)    $-         -

          Earning per share   $0.59   $0.80  -26.3%    $1.64    $0.73   124.7%

       Average common and
        dilutive common
         equivalent shares
         outstanding          320.1   326.9            321.7    329.5

    SEARS, ROEBUCK AND CO.
    CONSOLIDATED BALANCE SHEET

        (millions)
                                             September  September  December
                                                28,        29,        29,
                                               2002       2001       2001
        Assets
          Current Assets
             Cash and cash equivalents            $637       $449     $1,064
             Retained interest in transferred
               credit card receivables                                     -
             Credit card receivables            30,810     27,841     29,321
             Less allowance for
              uncollectible accounts             1,676      1,121      1,166
            Ner credit card receivables         29,134     26,720     28,155
            Other receivables                      452        631        658
            Merchandise inventories              5,961      6,002      4,912
            Prepaid expenses and deferred
             charges                               621        516        458
            Deferred income taxes                  992        911        858
              Total current assets              37,797     35,229     36,105

          Property and equipment, net            6,748      6,684      6,824
          Deferred income taxes                    502        256        415
          Goodwill                                 943        291        294
          Tradenames and other intangible
           assets                                  700          -          -
          Other assets                           1,313        828        679
              Total assets                     $48,003    $43,288    $44,317

        Liabilities
          Current liabilities
            Short-term borrowings               $4,289     $3,503     $3,557
            Current portion of long-term
             debt and capitalized lease
             obligations                         4,774      3,246      3,157
            Accounts payable and other
             liabilities                         6,867      6,825      7,176
            Unearned revenues                    1,189      1,130      1,136
            Other taxes                            486        424        558
              Total current liabilities         17,605     15,128     15,584

          Long-term debt and capitalized
           lease obligations                    20,781     18,918     18,921
          Postretirement benefits                1,592      1,812      1,732
          Minority interest and other
           liabilities                           1,811      1,299      1,961
              Total liabilities                 41,789     37,157     38,198

        Commitments and Contingent
         Liabilities

        Shareholders' Equity
          Common shares                            323        323        323
          Capital in excess of par value         3,512      3,519      3,500
          Retained earnings                      7,723      6,991      7,413
          Treasury stock - at cost              (4,489)    (4,143)    (4,223)
          Deferred ESOP expense                    (42)       (69)       (63)
          Accumulated other comprehensive
           loss                                   (813)      (490)      (831)
              Total shareholders' equity         6,214      6,131      6,119
              Total liabilities and
               shareholders' equity            $48,003    $43,288    $44,317

              Total common shares
               outstanding                       317.4      322.1      320.4

    SEARS, ROEBUCK AND CO.
    Segment Income Statements

    (millions)

    For the 13 Weeks Ended September 28, 2002 and September 29, 2001

           Excluding Non-Comparable Items and Securitization Income

                                  Retail & Related         Credit & Financial
                                      Services                   Products
                                 2002          2001         2002         2001

    Merchandise sales and
     services                   $7,261        $7,310          $-           $-
    Credit and financial
     products revenues               -             -       1,363        1,309

    Total Revenues               7,261         7,310       1,363        1,309

    Costs and expenses
       Cost of sales,
        buying and
        occupancy                5,266         5,432           -            -
       Selling and
        administrative           1,752         1,620         233          202
       Provision for
        uncollectible
        accounts                     -             -         588          366
       Provision for
        previously
        securitized
        receivables                  -             -           -            -
       Depreciation and
        amortization               180           169           4            5
       Interest                     21             7         254          343
       Special charges and
        impairments                  -             -           -            -
              Total costs
               and expenses      7,219         7,228       1,079          916

    Operating income               $42           $82        $284         $393

    For the 39 Weeks Ended September 28, 2002 and September 29, 2001

                    Excluding Non-Comparable Items and Securitization Income

                                 Retail & Related         Credit & Financial
                                     Services                  Products

                                 2002          2001        2002         2001

    Merchandise sales and
     services                  $21,728       $21,876          $-           $-
    Credit and financial
     products revenues               -             -       4,002        3,885

    Total Revenues              21,728        21,876       4,002        3,885

    Costs and expenses
       Cost of sales,
        buying and
        occupancy               15,873        16,259           -            -
       Selling and
        administrative           4,880         4,827         725          608
       Provision for
        uncollectible
        accounts                     -             -       1,352        1,050
       Provision for
        previously
        securitized
        receivables                  -             -           -            -
       Depreciation and
        amortization               524           530          14           14
       Interest                     22            21         772        1,110
       Special charges and
        impairments                  -             -           -            -
              Total costs
               and
               expenses         21,299        21,637       2,863        2,782

    Operating income              $429          $239      $1,139       $1,103

    For the 13 Weeks Ended September 28, 2002 and September 29, 2001

                  Excluding Non-Comparable Items and Securitization Income

                                         Corporate & Other     Sears Canada

                                          2002      2001      2002       2001

    Merchandise sales and services         $91      $108      $887       $930
    Credit and financial products
     revenues                                -         -        67         73

    Total Revenues                          91       108       954      1,003

    Costs and expenses
       Cost of sales, buying and
        occupancy                           33        48       635        698
       Selling and administrative          106       125       249        250
       Provision for uncollectible
        accounts                             -         -        15         11
       Provision for previously
        securitized receivables              -         -         -          -
       Depreciation and amortization        11        15        24         20
       Interest                              -         -        23         28
       Special charges and impairments       -         -         -          -
              Total costs and expenses     150       188       946      1,007

    Operating income                      $(59)     $(80)       $8        $(4)

    For the 39 Weeks Ended September 28, 2002 and September 29, 2001

                    Excluding Non-Comparable Items and Securitization Income

                                         Corporate & Other     Sears Canada
                                          2002      2001      2002       2001

    Merchandise sales and services        $241      $304    $2,670     $2,756
    Credit and financial products
     revenues                                -         -       207        224

    Total Revenues                         241       304     2,877      2,980

    Costs and expenses
       Cost of sales, buying and
        occupancy                           89       131     1,940      2,063
       Selling and administrative          310       347       722        741
       Provision for uncollectible
        accounts                             -         -        33         32
       Provision for previously
        securitized receivables              -         -         -          -
       Depreciation and amortization        39        44        73         61
       Interest                              -         -        72         86
       Special charges and impairments       -         -         -          -
              Total costs and expenses     438       522     2,840      2,983

    Operating income                     $(197)    $(218)      $37        $(3)

    For the 13 Weeks Ended September 28, 2002 and September 29, 2001

                                                            Reconciling Items

                                                              Securitization
                                                Total             Impact

                                            2002      2001     2002    2001

    Merchandise sales and services         $8,239    $8,348     $-      $-
    Credit and financial products
     revenues                               1,430     1,382      -       -

    Total Revenues                          9,669     9,730      -       -

    Costs and expenses
       Cost of sales, buying and
        occupancy                           5,934     6,178      -       -
       Selling and administrative           2,340     2,197      -       -
       Provision for uncollectible
        accounts                              603       377      -       -
       Provision for previously
        securitized receivables                 -         -              -
       Depreciation and amortization          219       209      -       -
       Interest                               298       378      -       -
       Special charges and impairments          -         -      -       -
              Total costs and expenses      9,394     9,339      -       -

    Operating income                         $275      $391     $-      $-

    Net Income before cumulative effect
     of change in accounting                 $189      $262     $-      $-

    Cumulative effect of change in
     accounting                                $-        $-     $-      $-

    Net Income                               $189      $262     $-      $-

    EPS - Diluted                           $0.59     $0.80     $-      $-

       Average shares o/s                   320.1     326.9  320.1   326.9

    For the 39 Weeks Ended September 28, 2002 and September 29, 2001

                                                           Reconciling Items

                                                  Total      Securitization
                                                                 Impact

                                             2002      2001   2002    2001

    Merchandise sales and services        $24,639   $24,936     $-      $-
    Credit and financial products
     revenues                               4,209     4,109      -    (275)

    Total Revenues                         28,848    29,045      -    (275)

    Costs and expenses
       Cost of sales, buying and
        occupancy                          17,902    18,453      -       -
       Selling and administrative           6,637     6,523      -     (39)
       Provision for uncollectible
        accounts                            1,385     1,082      -    (153)
       Provision for previously
        securitized receivables                 -         -              -
       Depreciation and amortization          650       649      -       -
       Interest                               866     1,217      -    (123)
       Special charges and impairments          -         -      -       -
              Total costs and expenses     27,440    27,924      -    (315)

    Operating income                       $1,408    $1,121     $-     $40

    Net Income before cumulative effect
     of change in accounting                 $909      $728     $-     $26

    Cumulative effect of change in
     accounting                                $-        $-     $-      $-

    Net Income                               $909      $728     $-     $26

    EPS - Diluted                           $2.83     $2.21     $-   $0.08

       Average shares o/s                   321.7     329.5  321.7   329.5

          For the 13 Weeks Ended September 28, 2002 and September 29, 2001

                                      Reconciling Items

                                     Non-comparable items   Consolidated GAAP

                                        2002       2001      2002        2001

    Merchandise sales and services       $-         $-     $8,239      $8,348
    Credit and financial products
     revenues                             -          -      1,430       1,382

    Total Revenues                        -          -      9,669       9,730

    Costs and expenses
       Cost of sales, buying and
        occupancy                         -          -      5,934       6,178
       Selling and administrative         -          -      2,340       2,197
       Provision for uncollectible
        accounts                          -          -        603         377
       Provision for previously
        securitized receivables           -          -          -           -
       Depreciation and
        amortization                      -          -        219         209
       Interest                           -          -        298         378
       Special charges and
        impairments                       -          -          -           -
              Total costs and
               expenses                   -          -      9,394       9,339

    Operating income                     $-         $-       $275        $391

    Net Income before cumulative
     effect of change in
     accounting                                     $-       $189        $262

    Cumulative effect of change in
     accounting                                     $-         $-          $-

    Net Income                           $-         $-       $189        $262

    EPS - Diluted                        $-         $-      $0.59       $0.80

       Average shares o/s             320.1      326.9      320.1       326.9

             For the 39 Weeks Ended September 28, 2002 and September 29, 2001

                                    Reconciling Items

                                     Non-comparable items   Consolidated GAAP
                                        2002       2001     2002        2001

    Merchandise sales and services       $-         $-    $24,639     $24,936
    Credit and financial products
     revenues                             -          -      4,209       3,834

    Total Revenues                        -          -     28,848      28,770

    Costs and expenses
       Cost of sales, buying and
        occupancy                         -          -     17,902      18,453
       Selling and administrative         -          -      6,637       6,484
       Provision for uncollectible
        accounts                        300          -      1,685         929
       Provision for previously
        securitized receivables           -        522          -         522
       Depreciation and
        amortization                      -          -        650         649
       Interest                           -          -        866       1,094
       Special charges and
        impairments                     111        287        111         287
              Total costs and
               expenses                 411        809     27,851      28,418

    Operating income                  $(411)     $(809)      $997        $352

    Net Income before cumulative
     effect of change in
     accounting                       $(173)     $(513)      $736        $241

    Cumulative effect of change in
     accounting                       $(208)        $-      $(208)         $-

    Net Income                        $(381)     $(513)      $528        $241

    EPS - Diluted                    $(1.18)    $(1.56)     $1.64       $0.73

       Average shares o/s             321.7      329.5      321.7       329.5

    SEARS, ROEBUCK AND CO.
    SUPPLEMENTAL INFORMATION - DOMESTIC CREDIT CARD RECEIVABLES, INVENTORY
    AND STORE COUNT
    (millions)

                                                    Average Balance
                                          For the 13 Weeks   For the 39 Weeks
                                               Ended              Ended
                                        September 28, 2002  September 28, 2002
                                         and September 29,   and September 29,
                                                2001              2001

                                            2002     2001     2002     2001

    Sears Card credit card receivables     19,175   23,428   20,331   24,176
    Sears Gold MasterCard credit card
     receivables                            9,541    2,661    7,589    1,962
    Managed domestic credit card
     receivables                          $28,716  $26,089  $27,920  $26,138

                                         For the 13 Weeks    For the 39 Weeks
                                               Ended             Ended
                                        September 28, 2002  September 28, 2002
                                         and September 29,  and September 29,
                                                2001              2001

                                           2002     2001     2002     2001
    Domestic managed credit card
     receivables-
    Net interest margin:
    Portfolio yield                        18.26%   19.34%   18.42%   19.16%
    Effective financing rate                3.51%    5.19%    3.66%    5.61%
    Net interest margin                    14.75%   14.15%   14.76%   13.55%

    Domestic managed net charge-off rate    5.55%    5.62%    5.43%    5.36%

                                                      Ending Balance

                                               September 28,     September 29,
                                                     2002              2001

    Sears Card credit card receivables              18,513            23,213
    Sears Gold MasterCard credit card
     receivables                                    10,768             3,051
    Managed domestic credit card
     receivables                                   $29,281           $26,264

                                            2002                  2001
                                 Sep. 28, Jun. 29, Mar. 30, Dec. 29, Sep. 29,
                                   2002     2002    2002      2001     2001

    Domestic managed credit card
     receivables-
    Delinquency rate               7.24%    6.87%    7.31%    7.58%     7.41%

    Allowance for uncollectible
     accounts                     $1,630   $1,441   $1,115   $1,115    $1,089

    Allowance % of domestic on-book
     credit
         card receivables          5.57%    5.10%    4.13%    4.04%     4.15%

                                                September 28,    September 29,
                                                     2002              2001

    Domestic inventories      -LIFO                 $5,368            $5,303
                              -FIFO                 $5,988            $5,899

                            For the 13 Weeks Ended   For the 39 Weeks Ended
                               September 28, 2002       September 28, 2002
                                       and                      and
                               September 29, 2001       September 29, 2001

    Pretax LIFO charge            $6            $6        $30          $30

                             December 29,                        September 28,
                                2001        Opened      Closed        2002
    Domestic retail stores:
       Full-line stores          867            14         (9)         872
       Specialty formats       1,318            19        (38)       1,299
              Total            2,185            33        (47)       2,171

       Gross square feet       148.9           2.8       (1.2)       150.5